Amendment No. 20 to Transfer Agency and Service Agreement

This Amendment No. 20, dated as of November 17, 2017 (the “Effective Date”), to the Transfer Agency and Service Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware, having its principal place of business at Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830 (the “Trust”), and ALPS Fund Services, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Transfer Agent”).

WHEREAS, the Trust and the Transfer Agent entered into a Transfer Agency and Service Agreement, dated as of December 8, 2008, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”);

WHEREAS, the Trust and the Transfer Agent wish to amend the provisions of the Agreement to clarify the terms within the Agreement in connection to anti-money laundering procedures; and

WHEREAS, the Trust and the Transfer Agent wish to amend the provisions of the Agreement to reflect the addition of two new Portfolios and three classes of each new Portfolio under Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Amendment of “Section 1.2(e) Anti-Money Laundering Procedures”: Section 1.2(e) shall be, and hereby is, amended, by deleting the current section in its entirety and replacing this section with the following:

Anti-Money Laundering and Red Flag Identity Theft Prevention Program. The Transfer Agent has adopted and will maintain an anti-money laundering and identity theft prevention compliance program that is reasonably designed to comply with the requirements of all applicable laws and regulations, including but not limited to, promoting the detection and reporting of potential money laundering activity and identity theft by monitoring shareholder activity as well as having adopted written procedures for verifying a customer’s identity (collectively, the “AML Program”).

The Trust hereby instructs and directs the Transfer Agent to implement and operate the AML Program, as such may be amended or revised from time to time, on the Trust’s behalf as the Trust’s delegee. It is contemplated that the AML Program will be amended from time to time by the parties as additional regulations are adopted and/or regulatory guidance is provided relating to the Trust’s anti-money laundering and identity theft responsibilities.

The Trust hereby directs, and the Transfer Agent acknowledges, that the Transfer Agent shall (i) permit federal examiners with proper jurisdiction under applicable laws, rules, and regulations to obtain and access such information and records maintained by the Transfer Agent and relating to the Transfer Agent’s implementation of the AML Program, on behalf of the Trust, as they may request, and (ii) permit such federal examiners access to inspect the Transfer Agent’s implementation of the AML Program on behalf of the Trust.

The Transfer Agent shall, and hereby agrees to:

i.	carry out the AML Program to the best of its ability;

ii.	promptly remedy any material deficiency in the AML Program of which it has notice;

iii.	promptly notify the Trust of:

a.	an inspection by the appropriate regulatory authorities of the AML Program if such inspection identifies any material deficiency in the AML Program;

b.	any transaction or combination of transactions that the Transfer Agent believes, based on the AML Program, evidence money laundering or identity theft activities in connection with the Trust or any Fund shareholder;

c.	any customer(s), registered broker-dealers, investment advisers, or other financial intermediaries that the Transfer Agent reasonably believes, based upon the AML Program, to be engaged in money laundering or identity theft activities, provided that the Trust agrees not to communicate this information to such person;

d.	any action taken in response to anti-money laundering violations or identity theft activity as described in this paragraph in connection with the Trust or any Fund shareholder;

iv.	provide the Trust with any reports received by the Transfer Agent from any government agency or applicable industry self-regulatory organization pertaining to the AML Program on behalf of the Trust; and

v.	provide the Trust with Certified annual and quarterly reports describing ALPS’ due diligence, independent auditing, monitoring, and customer identification activities pursuant to the AML Program on behalf of the Trust.

2. Upon the Effective Date, the parties hereto agree to delete the current SCHEDULE A – FUND LIST of the Agreement in its entirety and replace it with a new SCHEDULE A – FUND LIST attached hereto and incorporated by reference herein.

3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR FUNDS		ALPS FUND SERVICES, INC.

By:	/s/ Nicole DonVito	By:	/s/ Jeremy O. May
Name:	Nicole DonVito	Name:	Jeremy O. May
Title:	Chief Legal Officer & Vice President	Title:	President

SCHEDULE A

FUND LIST

FUND	CLASSES OFFERED
AQR Large Cap Momentum Style Fund	Class I Class N Class R6

AQR Small Cap Momentum Style Fund	Class I Class N Class R6

AQR International Momentum Style Fund	Class I Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Risk Parity Fund	Class N Class I Class R6

AQR Multi-Strategy Alternative Fund	Class N Class I Class R6

AQR TM Large Cap Momentum Style Fund	Class I Class N Class R6

AQR TM Small Cap Momentum Style Fund	Class I Class N Class R6

AQR TM International Momentum Style Fund	Class I Class N Class R6

AQR Large Cap Defensive Style Fund	Class N Class I Class R6

AQR International Defensive Style Fund	Class N Class I Class R6

AQR Emerging Defensive Style Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Risk Parity II HV Fund	Class N Class I Class Y Class R6

AQR Large Cap Multi-Style Fund	Class N Class I Class R6

AQR Small Cap Multi-Style Fund	Class N Class I Class R6

AQR International Multi-Style Fund	Class N Class I Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class I Class N Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Multi-Style Fund	Class I Class N Class R6

AQR Emerging Momentum Style Fund	Class I Class N Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR Style Premia Alternative LV Fund	Class I Class N Class R6

AQR TM Large Cap Multi-Style Fund	Class I Class N Class R6

AQR TM Small Cap Multi-Style Fund	Class I Class N Class R6

AQR TM International Multi-Style Fund	Class I Class N Class R6

AQR TM Emerging Multi-Style Fund	Class I Class N Class R6

AQR Style Premia Alternative II Fund	Class I Class N Class R6

AQR Large Cap Relaxed Constraint Equity Fund	Class I Class N Class R6

AQR Small Cap Relaxed Constraint Equity Fund	Class I Class N Class R6

AQR International Relaxed Constraint Equity Fund	Class I Class N Class R6

AQR Emerging Relaxed Constraint Equity Fund	Class I Class N Class R6

AQR Alternative Risk Premia Fund	Class I Class N Class R6

AQR Core Plus Bond Fund	Class I Class N Class R6

AQR High Yield Bond Fund	Class I Class N Class R6